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                                                                    EXHIBIT 10.2

PROMISSORY NOTE
$30,000,000                                                   New York, New York
                                                                   June 10, 1998

     FOR VALUE RECEIVED, the undersigned, Hanover Compressor Company, a Delaware corporation ("HCC") hereby unconditionally promises to pay to the order of The Chase Manhattan Bank (the "Bank") at its office located at 270 Park Avenue, New York, New York 10017, in lawful money of the United States of America and in immediately available funds, on the Final Maturity Date the principal amount of
(a) THIRTY MILLION DOLLARS ($30,000,000), or, if less, (b) the aggregate unpaid principal amount of all Loans made by the Bank to HCC pursuant the Letter Agreement, as hereinafter defined. HCC further agrees to pay interest in like money at such office on the unpaid principal amount at hereof from time to time outstanding at rates and on the dates specified in the Letter Agreement.

     The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type and amount of each Loan made pursuant to the Letter Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement shall not affect the obligations of HCC in respect of such Loan.

     This Note (a) is the Note referred to in the Letter Agreement dated June 10, 1998 (as further amended, supplemented or otherwise modified from time to time, the "Letter Agreement"), between HCC and the Bank, (b) is subject to the provisions of the Letter Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Letter Agreement. This Note is guaranteed as provided in the Letter Agreement. Reference is hereby made to the Letter Agreement for a description of the nature and extent of the guarantees, the term and conditions upon which each guarantee was granted and the rights of the holder of this Note in respect thereof.
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     Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Letter Agreement.

     All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Letter Agreement and used herein shall have the meanings given to them in the Letter Agreement.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

                                                HANOVER COMPRESSOR COMPANY

                                                By: \S\ Curtis Bedrich
                                                   -----------------------------
                                                Name:  Curtis Bedrich
                                                Title: Treasurer